SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  August 6, 1997



                         FREEPORT-McMoRan COPPER & GOLD INC.


          Delaware                   1-9916                 74-2480931
          (State or other          (Commission             (IRS Employer
          jurisdiction of           File Number)            Identification
          incorporation or                                  Number)
          organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

          Registrant's telephone number, including area code:(504)582-4000




Item 5.  Other Events.


NEW ORLEANS, LA., August 6, 1997 -- Freeport-McMoRan Copper &

Gold Inc. (FCX) announced today that its Board of Directors has authorized a new open market share purchase program for up to 20 million shares, in total, of its FCX Class A and Class B common stock representing approximately 10 percent of the common shares outstanding.  The purchases will occur over time depending upon many factors, including the market price of the common shares;

the company's operating results, cash flows and financial

position; and general economic and market conditions.

     FCX also announced that Mr. Jonathan C. A. Leslie has

replaced Mr. Leigh Clifford on its Board of Directors.  Mr.

Leslie is Chief Executive Copper, Rio Tinto following the

reorganization of Rio Tinto into global product groups in March

1997.  Mr. Leslie was appointed to the Rio Tinto Board of

Directors in 1994 as Director of Mining.  In 1996, he transferred to Melbourne where his responsibilities included business

activities in India, Japan, the Philippines and Papua New Guinea.

 Mr. Leslie joined Rio Tinto in 1977.  He is a graduate of

Trinity College, Oxford, receiving a Masters of Arts degree in

Jurisprudence.  He was called to the Bar in 1974.  Mr. Clifford is Chief Executive Energy, Rio Tinto.  Rio Tinto is a world

leader in the international mining industry and owns

approximately 12 percent of the common stock of FCX.

     Mr. James R. Moffett, Chairman and CEO of FCX, said, "FCX

has purchased over 18 million shares of its Class A and Class B common stock under its prior open market share purchase program for up to 20 million shares which was previously announced on

September 13, 1995.  As in the past, we will administer the new program in a financially sound manner to achieve substantial value for our shareholders.  Furthermore, FCX will continue to focus on other value enhancements and growth opportunities not only through additional mine/mill expansion programs but also through exploration opportunities on the approximately 5 million acres under its Contracts of Work in Irian Jaya, Indonesia.

Additionally, with our low cost structure, FCX is well positioned to take advantage of market opportunities when they arise."

     Mr. Moffett continued, "We are also very pleased with the

addition of Mr. Leslie to our Board.  With the benefit of his experience in Rio Tinto's extensive worldwide operations and his current responsibility for Rio Tinto's global copper operations,

he brings extremely valuable mining and management expertise to our Board."

     FCX is engaged in mineral exploration and development, and the mining and milling of ore containing copper, gold and silver in Irian Jaya, Indonesia.  FCX is also involved in the smelting and refining of copper concentrates in Spain and the construction of a copper smelter/refinery in Indonesia.





                            SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934,  the registrant has  duly caused this  report to  be
signed  on  its  behalf   by  the  undersigned,  thereunto   duly
authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: /s/ Michael A. Weaver
                                   -----------------------
                                        Michael A. Weaver
                              Controller - Financial Reporting
                                  (authorized signatory and
                                   Principal Accounting Officer)




Date:  August 6, 1997